                                                                     Exhibit 2.6



                     TIMBERLANDS PURCHASE AND SALE AGREEMENT

                                  by and among

                           NORTH AMERICAN TIMBER CORP.

                           GEORGIA PACIFIC CORPORATION

                                       and

                          HAWTHORNE TIMBER COMPANY, LLC

                                      dated

                                October 29, 1999

                     TIMBERLANDS PURCHASE AND SALE AGREEMENT
                     ---------------------------------------

         THIS TIMBERLANDS PURCHASE AND SALE AGREEMENT ("Agreement") dated as of the 29/th/ day of October, 1999, is made and entered into by and among NORTH AMERICAN TIMBER CORP., a Delaware corporation and GEORGIA PACIFIC CORPORATION, a Georgia corporation (hereinafter collectively "Sellers", and individually "Seller"), and HAWTHORNE TIMBER COMPANY, LLC, a Delaware limited liability company ("Buyer").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Sellers own and operate approximately 194,000 acres of timberlands in Mendocino and Humboldt Counties, California as hereinafter defined (the "Timberlands"); and

         WHEREAS, Buyer wishes to purchase from Sellers and Sellers wish to sell to Buyer, the Timberlands and related assets in accordance with the terms and conditions of this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                PURCHASE AND SALE
                                -----------------

         Section 1.1 Purchase and Sale. On the basis of the representations,
                     -----------------
warranties, covenants and agreements, and subject to the satisfaction or waiver of the conditions set forth herein, at the "Closing" (as defined in Section
                                                                    -------
1.10) Sellers will sell and convey to Buyer, and Buyer will purchase and acquire
----
from Sellers all of their respective right, title and interest, as of the "Closing Date" (as defined in Section 1.10), in the following assets
                              ------------
(collectively, the "Purchased Assets"), but specifically excluding the "Excluded Assets" (as defined in Section 1.2):
                       -----------

     (a)   the Timberlands, a legal description of which is attached as Schedule
                                                                        --------
1.1(a), together with all buildings, roads, bridges and other improvements
------
located thereon, all timber growing or lying thereon, all timber rights, mineral rights and water rights pertaining thereto, and any other privileges, easements and other access rights appertaining thereto;

     (b) all of the machinery, equipment, vehicles, including trailers and other transportation equipment, and supplies identified on Schedule 1.1(b), with
                                                           ---------------
such additions and deletions as may occur only in the ordinary course of business after the date hereof (the "Equipment");

     (c) all of the other tangible assets located at and used exclusively in connection with the Timberlands, (excluding the Integrated Forest Management System (IFIVIS), source code, executables, data base design, data base tables, or any subsystems thereof);

     (d)   all computer hardware and software, except as provided in Section
                                                                     -------
1.1(c), relating to the Timberlands, including systems, supporting documentation
------
and program code for the Sellers' modified version of CRYPWHR, the Timber Settlement System, CRIZM, and CRYPTOS 4.0 and as listed on Schedule 1.1 (d);
                                                           ---------------

     (e) all of the books, maps, aerial photographs, surveys, GIS data, wildlife records, other records, manuals, documents, and similar information relating primarily or exclusively to the Timberlands;

     (f) subject to any required consents of third parties, all operating contracts, agreements, service agreements, purchase orders and leases listed on
Schedule 1.1 (f) (the "Operating Contracts"); and
------------

     (g) to the extent transferable, all franchises, licenses, permits, water rights, consents and certificates of all regulatory, administrative, and other governmental agencies and bodies issued to or held by Sellers and which are related exclusively to the operation of the Timberlands.

     Section 1.2 Excluded Assets. All assets of Sellers on the Closing Date not
                 ---------------
referred to in Section 1.1 (the "Excluded Assets") shall be retained by Sellers,
               -----------
and shall not be transferred to or purchased by Buyer. Without limiting the generality of the foregoing, Buyer shall not purchase from Sellers:

     (a) any asset of whatsoever nature relating to Sellers' Atlanta headquarters or Fort Bragg offices, including the office buildings, furniture, and any information systems used in connection with transmitting information from the Timberlands to (or from) the Atlanta or Fort Bragg facilities;

     (b) any of the cash, cash equivalents, bank accounts, deposits, lock boxes and other similar accounts (whether maintained at a bank, savings and loan or other financial institution), marketable securities, including petty cash and cash deposits, and investments of Sellers as of the Closing Date;

     (c) any of the accounts receivable generated by or in connection with the Timberlands on or prior to the Closing Date;

     (d) all prepaid items by or on behalf of Sellers or credits and deposits, rights of offset and credits and claims for refund generated or incurred by or in connection with the Timberlands prior to the Closing Date;

     (e) any claims, choses in action and rights of or actions by Sellers against third parties arising out of or related to the Timberlands prior to the Closing;

     (f) permits not related to the Timberlands, and permits related to the Timberlands to the extent not lawfully transferable;

     (g) any assets of any pension plan, including, but not limited to, the right to receive any assets of any such plan upon termination thereof if the plan's assets exceed its liabilities;

     (h) personnel files, employee medical records, and affirmative action plans and related documents, together with any other books and records the provision of which to Buyer would violate any applicable law;

     (i) any rights to any patents, copyrights, trade secrets, trademarks, service marks or trade names (including use of the names "Georgia-Pacific", "The Timber Company", and "G-P" or any derivations thereof and associated logos), any applications therefor, or any other intellectual property of any Seller or its affiliates or suppliers (except for intellectual property specifically included in the Purchased Assets under Section 1.1);
                              -----------

     (j) any claims for refunds of taxes and other governmental charges or assessments arising from or pertaining to periods, activities, operations or events occurring on or prior to the Closing Date;

     (k) the Integrated Forest Management System (IFMS), including any equipment dedicated exclusively to the IFMS system; and

     (l) any rights or liabilities related to any employee benefit plans sponsored, or maintained, at any time by a Seller, or to which a Seller has contributed.

     Section 1.3  Assumed Liabilities. As partial consideration for consummation
                  -------------------
of the transactions contemplated hereby, at the Closing, Buyer shall assume and agree to thereafter perform when due and discharge, and indemnify and hold Sellers harmless with respect to, the following liabilities and obligations of Sellers with respect to the Timberlands (the "Assumed Liabilities"):

     (a) all obligations and liabilities for personal property taxes, ad valorem property taxes pertaining to the Timberlands or other Purchased Assets relating to any period after the Closing Date;

     (b) those liabilities, obligations, costs and expenses arising out of or relating to the Operating Contracts, after the Closing Date;

     (c) all obligations undertaken by Buyer pursuant to the other provisions of this Agreement; and

     (d) immediately following the execution of this Agreement, Buyer shall provide Georgia Pacific Corporation's Fort Bragg sawmill (the "Sawmill") a good faith estimate of Buyer's planned harvest of timber from the Timberlands in the year 2000 along with a price at which Buyer would be willing to sell that volume of timber to the Sawmill on a delivered basis. Within 30 days of receipt of the harvest estimate from Buyer, Sawmill shall have the right to elect to purchase up to 80% of Buyer's annual harvest of timber from the Timberlands in the year 2000, if the parties can mutually agree on price. If the parties are unable to reach agreement on price within the 30-day period, Buyer shall have no obligation to sell any volume of timber to the Sawmill and the Sawmill shall have no obligation to purchase any volume of timber from Buyer. Except as provided in this Section 1.3(d), Buyer shall have no obligation to offer or sell timber to
     --------------
Sellers or their affiliates.

     Section 1.4  Purchase Price. Subject to adjustment in accordance with
                  --------------
Section 1.5, the purchase price (the "Purchase Price") payable in consideration
-----------
for the Purchased Assets (in addition to assumption of the Assumed Liabilities) shall be the sum of Three Hundred Ninety-Seven Million, Five Hundred Thousand Dollars ($397,500,000). The Purchase Price shall be allocated among the Purchased Assets as follows:

                 Purchased Asset                   Allocation
                 ---------------                   -----------
                 Timberlands                     $397,000,000.00
                 Buildings & Equipment           $    500,000.00


The foregoing amounts are sometimes hereinafter referred to as the "Timberlands Purchase Price" and the "Buildings and Equipment Purchase Price," respectively.

     Section 1.5  Adjustment of the Purchase Price. The Purchase Price shall be
                  --------------------------------
adjusted for the matters set forth in Section 1.6(c) (Letter of Credit); Section
                                      --------------                     -------
2.5(b) (Title); Section 4.11(b) (Environmental Audit); and Section 4.17
------                                                     ------------
(Casualty Loss); provided, however, that if such reductions of the Purchase Price shall exceed, in the aggregate, ten percent of the Purchase Price, either Sellers or Buyer in their sole discretion shall have the right to terminate this Agreement without liability for breach. All adjustments to the Purchase Price shall result in a corresponding adjustment to the Timberlands Purchase Price.

     Section 1.6 Payment of Adiusted Purchase Price.
                 ----------------------------------

     (a) Simultaneously with the execution of this Agreement, Buyer shall deposit with Fidelity National Title Insurance Company (the "Title Company"), pursuant to an Escrow Agreement in the form of Exhibit 1.6(a), a sum of money
                                               --------------
equal to two percent (2%) of the Purchase Price as earnest money with respect to this transaction (the "Earnest Money"). The Earnest Money shall be held by the Title Company in an interest bearing escrow account of the Title Company. The Eamest Money shall be returned to Buyer at Closing or upon termination of the Agreement under Section 8.1, but only if the reason for termination was not for
                -----------  --------
Buyer's to complete the purchase in accordance with this Agreement. If Buyer defaults in its obligation to complete the purchase in accordance with this Agreement, the Earnest Money shall be paid to Sellers as liquidated damages which shall be Sellers' sole and exclusive remedy for such default.

     (b) At the Closing, Buyer shall deliver tio Sellers the Buildings and Equipment Purchase Price by wire transfer of immediately available funds to one or more accounts designated by Sellers. With respect to the Timberlands Purchase Price, Buyer shall deliver to Sellers a single installment promissory note, issued by Buyer in substantially the same form as Exhibit 1.6(b) hereto (the "Promissory Note") in an amount equal to the Timberlands Purchase Price.

     (c) Buyer shall deliver to Sellers irrevocable standby letters of credit from financial institutions categorized under the regulations applicable to the Federal Deposit insurance Corporation as "well capitalized", and approved by Sellers (the "LC Bank"), in form and substance approved by Sellers, securing the Promissory Note (the "Letter of Credit"). The Letter of Credit and related documents shall be in substantially the form of Exhibit 1.6(c) hereto (the
                                                --------------
"Security Documents"). The Timberlands Purchase Price shall be reduced by the fees charged by the LC Bank for the initial issuance of the Letter of Credit and an amount of up to $75,000 to cover the Buyer's administrative costs associated with the Letter of Credit.

     (d) All amounts specified in this Agreement are in lawful money of the United States.

     Section 1.7 Allocation of Purchase Price. Within thirty (30) days prior to
                 ----------------------------
the Closing Date, Buyer shall provide Sellers with a proposed allocation of the Purchase Price among the Purchased Assets which shall conform to the allocation set forth in Section 1.4 and be determined in accordance with Treas. Reg.
             -----------
Section 1.1060-1T and which, absent manifest error, shall apply for purposes of completing IRS Form 8594 (as provided for below). Subject to the foregoing, Sellers shall have the right to object to such allocation. If Sellers so object in writing to Buyer's allocation within ten (10) days of Sellers' receipt thereof, the parties shall attempt to resolve among themselves Sellers' objection in good faith and if such resolution is unsuccessful, shall resolve their dispute by jointly designating a mutually agreeable appraisal or valuation firm, which shall make such determination. Except in the event of a subsequent adjustment to the Purchase Price which adjustment shall be reflected in the allocation hereunder in a manner consistent with the "Treasury Regulations"(as defined below), neither Sellers nor Buyer shall file any return or take a position with any taxing authority that is inconsistent with any allocation pursuant to this Section 1.7. "Treasury Regulations" means the Treasury
                 ------------
Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), or other federal tax statutes.

     Section 1.8 Prorations. On the Closing Date, or as promptly as practicable
                 ----------
following the Closing Date, but in no event later than sixty (60) days thereafter, the real and personal property taxes, water, gas, electricity and other utilities, local business or other license fees or taxes, and other similar periodic charges arising in connection with the Purchased Assets shall be prorated between Buyer and Sellers retroactively effective as of the Closing Date. Sellers shall pay to Buyer all deposits held under the Operating Contracts and all other contracts and leases assigned to Buyer at Closing. To the extent practicable, utility meter readings shall be determined as of the Closing Date. If the real property tax rate for the current tax year is not established by the Closing Date, the prorations shall be made on the basis of the rate in effect for the preceding tax year and shall be adjusted when the exact amounts are determined. All such tax prorations shall be based upon the most recent available assessed value of the Timberlands prior to the Closing Date.

     Section 1.9   Closing Costs; Transfer Taxes. Sellers shall pay all real
                   -----------------------------
estate transfer or conveyance taxes imposed by reason of the transfer of the Purchased Assets. Buyer shall pay all recording and filing fees imposed by reason of the transfers of the Purchased Assets, and any sales, use or other taxes imposed by reason of the transfers of the Equipment provided hereunder. Sellers shall provide title insurance commitments on the Timberlands in accordance with Section 2.5(b). Sellers and Buyer shall each pay 1/2 of the
                --------------
premium costs of A.L.T.A. form 1970 B owner's policy of title insurance issued by the Title Company in the amount of the Purchase Price. Buyer shall pay all other premiums, costs, fees and expenses of any title insurance, surveys or further evidence of title which it desires to obtain, including updates, special endorsements or extended coverages.

     Section 1.10  Time and Place of Closing. The closing ("Closing") of the
                   -------------------------
transactions contemplated by this Agreement will be held at 10:00 a.m. on the 15th day of December, 1999 ("Closing Date") or on the fifth business day after the fulfillment or waiver of the conditions set forth in Articles V and VI
                                                         ----------     --
hereof, at the offices of the Title Company in San Francisco, California, or such other time and place as the parties may agree. It is understood that the Closing shall be deemed to take place effective as of the close of business on the Closing Date, regardless of the time at which the Closing actually occurs on the Closing Date.

     Section 1.11  Deliveries at Closing. At the Closing, the following
                   ---------------------
deliveries shall be made:

     (a)  Deliveries by Sellers. Sellers shall deliver or cause to be delivered
          ---------------------
to Buyer:

          (i) True and correct copies of the Articles of Incorporation of each Seller, certified by the Secretary of State of the States of Delaware and Georgia, respectively, as of a date within thirty (30) business days preceding the Closing Date, and true and correct copies of the bylaws of each Seller, certified as of the Closing Date by their respective Secretaries or Assistant Secretaries;

           (ii) Good standing certificates relating to Sellers from the States of Delaware, Georgia and California;

           (iii) A resolution of the Board of Directors of each Seller authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by their respective Secretaries or Assistant Secretaries;

           (iv) Assistant Secretary's Certificates attesting to the incumbency of each Seller's officers executing this Agreement and the other certificates and agreements delivered by Sellers at the Closing;

           (v)    Officer's Certificates attesting to the matters set forth in

Section 5.1;
-----------

           (vi)   Grant Deeds in the form of Exhibit 1.11(a)(vi) transferring
                                             ------------------
and conveying the Timberlands and the buildings included in the Purchased Assets to Buyer, subject to the Permitted Encumbrances (as defined in Section 2.5(a));
                                                               ---------------
           (vii) Such assignments, bills of sale, certificates of title and other instruments of transfer, all in form reasonably satisfactory to Buyer, as are necessary to convey fully and effectively to Buyer the Purchased Assets in accordance with the terms hereof; and

           (viii) Such other and further certificates, assurances and documents as may reasonably be required by Buyer in connection with the consummation of the transactions contemplated hereby.

     (b)   Deliveries by Buyer. Buyer shall deliver or cause to be delivered to
           -------------------
Sellers:

           (i) True and correct copies of the Certificate of Formation of Buyer, certified by the Secretary of State of Delaware as of a date within ten
(10) business days preceding the Closing Date, and true and correct copies of the bylaws of Buyer, certified as of the Closing Date by the Secretary or an Assistant Secretary of Buyer;

            (ii) Good standing certificates relating to Buyer from the States of Delaware and California;

            (iii) A resolution of the Manager of Buyer authorizing the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, certified by the Secretary or an Assistant Secretary of Buyer;

            (iv) The Buildings and Equipment Purchase Price by wire transfer of immediately available funds to an account or accounts to be designated by Sellers;

            (v) The Promissory Note representing the Timberlands Purchase Price, subject to adjustment pursuant to Section 1.5;
                                  -----------

            (vi) The Letter of Credit;

            (vii) A Secretary's Certificate attesting to the incumbency of the officers executing this Agreement and the other certificates and agreements delivered by Buyer at the Closing;

            (viii) An Officer's Certificate attesting to the matters set forth in Section 6.1;
   -----------

            (ix) Opinion of Buyer's counsel dated the Closing Date, in the form and substance satisfactory to Sellers and their counsel, affirming the matters set forth in Section 6.1 and affirming that (a) Buyer is duly organized, validly
             -----------
existing and in good standing under the laws of the jurisdiction of its incorporation or organization with the power and authority to own and operate the Timberlands, and (b) the execution, delivery and performance of this Agreement and the Promissory Note have been duly authorized by all necessary action on the part of Buyer and this Agreement constitutes a valid and binding obligation of Buyer, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium or similar laws affecting creditors' rights and to equitable principles;

            (x) Instruments executed by Buyer, in form and substance reasonably satisfactory to Sellers, pursuant to which Buyer assumes the Assumed Liabilities; and

           (xi) Such other and further certificates, assurances and documents as may reasonably be required by Sellers in connection with the consummation of the transactions contemplated hereby.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLERS
                    -----------------------------------------

         Sellers represent and warrant to Buyer as follows:

     Section 2.1 Corporate Organization and Authority.
                 ------------------------------------

     (a) Incorporation; Authority. North American Timber Corp. and
         ------------------------
Georgia-Pacific Corporation are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and Georgia, respectively, with full corporate power and authority to own and operate the Purchased Assets as now operated. Sellers have the power to enter into and perform their respective obligations pursuant to this Agreement. Sellers' execution, delivery and performance of this Agreement and the transfer to Buyer of the Purchased Assets hereunder have been duly authorized by all requisite corporate action on the part of Sellers. This Agreement constitutes Sellers' legal, valid and binding obligation, enforceable against Sellers in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and to equitable principles.

     (b) Foreign Qualification. Sellers are duly qualified and authorized to
         ----------------------
transact  business and are in good standing in the State of California.

     Section 2.2 Absence of Conflicts and Consent Requirements. Except in
                 ---------------------------------------------
Insignificant respects (as defined at Section 9.9), Sellers' execution and
                                      ------------
delivery of this Agreement and performance of their respective obligations hereunder do not: (a) conflict with or violate either Sellers' Articles of Incorporation or bylaws; (b) violate or, alone or with notice or the passage of time, result in the breach or the termination of, or otherwise give any contracting party the right to terminate or declare a default under, the terms of any written agreement relating to the Timberlands to which Sellers are party or by which any of the Purchased Assets may be bound, or (c) violate any judgment, order, decree, or to the Knowledge of Sellers, any law, statute, regulation or other judicial or governmental restriction to which Sellers are subject. Except for any filing required under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder ("Hart-Scott-Rodino"), there is no requirement applicable to Sellers to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful performance by Sellers of their respective obligations hereunder.

     Section 2.3 Taxes. Sellers shall pay all taxes which could result in a lien
                 -----
or other encumbrance on the Timberlands on account of Sellers' ownership of the Timberlands, other than ad valorem property taxes for the current tax year (to be prorated at Closing under Section 5.2). There are no encumbrances, other than
                             ------------
the Permitted Encumbrances, as defined in Section 2.5, below, on any of the
                                          -----------
Timberlands that arose in connection with any failure or alleged failure to pay any tax, and there are no material claims for taxes which might result in any such encumbrances. To the extent such taxes relate to the period prior to the Closing, no taxes relating to the Timberlands will be borne by Buyer other than ad valorem property taxes for the current tax year. If the Timberlands is specially assessed for ad valorem property taxes (e.g. farm, forest, or other), Sellers shall be responsible for and shall pay all deferred and/or additional taxes, interest, and penalties that apply to or arise from Sellers' use or activities on the Timberlands prior to the Closing Date (but not if the disqualification results from Buyers actions), regardless of whether the Timberlands is disqualified for such special assessment at or after the Closing Date. For purposes of the foregoing, taxes shall include all amounts owed to the federal, or any state, or local government.

     Section 2.4 Absence of Certain Changes. Since June 30, 1999, except as set
                 --------------------------
forth in Schedule 2.4, there has not been:
         ------------

     (a) any damage, destruction, loss or other change in the condition of the Purchased Assets, except normal wear and tear of the elements, which would have a Material Adverse Effect;

     (b) any sale or transfer of any of the Purchased Assets other than in the ordinary course of business;

     (c) any material liability incurred by Sellers with regard to the Purchased Assets, contingent or otherwise, other than trade accounts, operating expenses, obligations under executory contracts incurred for fair consideration, or taxes accrued with respect to operations during such period, all incurred in the ordinary course of business; or

     (d) any harvesting of the Timberlands in excess of the timber harvest levels set forth on Schedule 4.16.
                    -------------

     Section 2.5 Ownership of Assets.
                 -------------------

     (a) Timberlands - Permitted Encumbrances. The Timberlands consist of all
         ------------------------------------
the timberlands owned by Seller in Mendocino County and Humboldt County, California except for the properties specifically excluded in Schedule 1.1(a).
                                                              ---------------
Sellers have good and marketable title to the Timberlands, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances of any nature whatsoever, except for "Permifted Encumbrances". For purposes of this Agreement, "Permitted Encumbrances" with respect to any Timberlands shall mean:

         (i) liens and assessments, both general and special, and other governmental charges which are not yet due and payable as of the Closing;

         (ii) all land use restrictions (including environmental, endangered species and wetlands), building and zoning codes and ordinances, and other laws, ordinances, regulations, rules, orders, licenses or determinations of any federal, state, county, municipal or other governmental authority heretofore, now or hereafter enacted, made or issued by any such authority;

          (iii) any rights of the United States of America, the State of California or others in the use and continuous flow of any brooks, streams or other natural water courses or water bodies within, crossing or abutting the Timberlands, including, without limitation, riparian rights and navigational servitudes;

          (iv) all covenants, conditions, restrictions, reservations, licenses, agreements, lack of access, and other matters of record that in Buyer's judgment do not adversely affect the Timberlands or Buyers planned uses and operation thereon;

          (v) all electric power, telephone, gas, sanitary sewer, storm sewer, water and other utility lines, pipelines, service lines, and facilities of any nature on, over or under the Timberlands, and all licenses, easements, rights-of-way, and other agreements relating thereto;

          (vi) all recreational leases, licenses or permits that (a) expire within 12 months of the Closing Date; or (b) may be terminated by Buyer without cost with 180 days notice or less; or in Buyer's judgment do not adversely affect the Timberlands or Buyer's planned uses and operation thereon;

          (vii) all existing public and private roads and streets (whether dedicated or undedicated), and all railroad lines and rights-of-way;

          (viii) prior reservations or conveyances of mineral rights or mineral leases of every kind and character;

          (ix)   the matters set forth in Schedule 2.5(a);
                                          ---------------
          (x) other imperfections of title, easements and encumbrances, if any, which are Insignificant; and

          (xi) the standard pre-printed exceptions (items (1-9) listed in Schedule B of the Title Commitments to be provided by Sellers hereunder).
----------

     (b)  Timberlands - Title Commitments. Sellers shall provide, at their sole
          -------------------------------
cost and expense, commitments for ALTA (form) owner's policies of title insurance with respect to the Timberlands (the "Title Commitments") from the Title Company; including, without limitation, legible copies of all encumbrances and exceptions. Within five (5) days following Sellers' receipt of such Title Commitments, Sellers shall deliver copies of the Title Commitments to Buyer, together with true and complete copies of all instruments giving rise to any defects or exceptions to title to the Timberlands. Within fifteen (15) days following signing this Agreement or, with respect to those encumbrances and exceptions for which legible copies have not been provided to Buyer before signing this Agreement, within fifteen (15) days following Buyer's receipt of legible copies of such encumbrances and exceptions, Buyer shall advise Sellers in writing of any liens, encumbrances or other defects or exceptions in or to title to the Timberlands, other than Permitted Encumbrances (collectively, the "Unacceptable Encumbrances"), subject to which Buyer is unwilling to accept title. Failure of Buyer to provide such written notice within such fifteen (15) day period shall be deemed an election by Buyer to waive any Unacceptable Encumbrances and to accept such title as Sellers are able to convey without any reduction in the Purchase Price. Within five (5) days following Sellers' receipt of Buyer's notice of Unacceptable Encumbrances, if any, Sellers shall advise Buyer in writing whether they intend to correct such Unacceptable Encumbrances. In the event Sellers elect to correct all or some of the Unacceptable Encumbrances, Sellers, in their sole discretion, may extend the Closing Date one or more times for up to ninety (90) days in the aggregate in order to eliminate such Unacceptable Encumbrances. If Sellers are not reasonably able to eliminate such Unacceptable Encumbrances and to convey title to the subject portion of the Timberlands in accordance with the terms of this Agreement on or before the Closing Date (as such date may be extended), Buyer shall elect on the Closing Date, as its sole remedy for such failure of Sellers to eliminate any Unacceptable Encumbrances, either: (i) to accept title to the Timberlands subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price; (ii) require that Sellers delete that portion of the Timberlands affected by said material title defects and purchase the remainder of the Timberlands, deducting from the Timberlands Purchase Price an amount equal to the Timberlands Purchase Price divided by total number of acres prior to the deletion, and then multiplied by the number of acres deleted; or
(iii) if the adjustment to the Purchase Price set forth in subsection (ii) above
                                                           ---------------
would exceed five percent (5%) of the Purchase Price, then Buyer in its sole discretion shall have the right to terminate this Agreement without liability for breach. Notwithstanding anything to the contrary contained in this Section 2.5 or elsewhere in this
                                           -----------
Agreement, Sellers shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate any of the Unacceptable Encumbrances raised by Buyer.

     (c)  Personal Property. Sellers have good and marketable title to all of
          -----------------
the material items of Equipment owned by Sellers and included in the Purchased Assets, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances of any nature whatsoever, except for minor encumbrances that in the aggregate are not substantial in amount, do not materially detract from the value of the assets subject thereto, or materially interfere with the present use thereof.

     Section 2.6  Litigation. Except as set forth on Schedule 2.6, there are no
                  ----------                         ------------
material actions, suits or proceedings filed or commenced, or to the Knowledge of Sellers threatened, by or before any court or any governmental or administrative agency, and there are no orders, injunctions, awards, judgments or decrees outstanding against, affecting or relating to the Timberlands or any of the Purchased Assets which, in either case, would reasonably be anticipated individually or in the aggregate to have a Material Adverse Effect.

     Section 2.7  Disclaimer of Warranties. Any and all documents, cruises,
                  ------------------------
compilations, timber inventories, surveys, plans, specifications, reports and studies made available to Buyer by Sellers (the "Offering Documents") are provided as information only. To the Knowledge of Sellers, the Offering Documents are not incorrect, inaccurate or misleading in any material respect. Except as expressly set forth in this Agreement, Sellers have not made, do not make, and have not authorized anyone else to make any representation as to: (i) the existence or non-existence of access to or from the Timberlands or any portion thereof; (ii) the number of acres in the Timberlands; (iii) the volume, condition or quality of timber on the Timberlands; (iv) timber harvest plans, logging conditions or feasibility; (v) the volume, condition or quality of minerals on the Timberlands; (vi) the availability of railroad, water, sewer, electrical, gas or other utility services; (vii) the environmental conditions or requirements of the Timberlands; (viii) the quality or suitability of the Timberlands for any purpose; (ix) the current or projected income or expenses of the Timberlands; (x) any other matters related to the subject transaction, or
(xi) any representation or warranty with regard to the computer hardware and software sold, conveyed or transferred hereunder, including without limitation the warranties of merchantability, fitness for a particular purpose, compatibility with other equipment or software, Year 2000 readiness or compliance, that the software will be error or virus free, or that any software to which a license applies will be transferable or free of transfer or additional or new license fees. Buyer agrees to determine the transferability and be responsible for any transfer or other additional fees for the software including the possibility that a new software license must be purchased for any or all of the software.
EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, SELLERS HEREBY EXPRESSLY DISCLAIM AND NEGATE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, RELATING TO THE CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE TIMBERLANDS AND PURCHASED ASSETS, INCLUDING WITHOUT LIMITATION ANY WARRANTY RELATING TO THE CONDITION OF THE TIMBERLANDS AND PURCHASED ASSETS, THEIR SUITABILITY FOR BUYER'S PURPOSES OR THE STATUS OF THEIR MAINTENANCE OR OPERATION. SELLERS DO NOT MAKE ANY REPRESENTATIONS OR WARRANTIES THAT THE TIMBERLANDS OR PURCHASED ASSETS MAY BE USED FOR ANY PURPOSE WHATSOEVER.

     Section 2.8  Licenses, Permits and Compliance With Law. Except as provided
                  -----------------------------------------
in Section 2.9 with respect to environmental matters and Section 2.12 with
   -----------                                           ------------
respect to labor and employment matters and except with respect to Insignificant matters.

     (a) Sellers hold all governmental licenses, certificates, permits, franchises, approvals, exemptions, registrations and rights which are necessary to operate the Timberlands as presently operated; and

     (b) To the Knowledge of Sellers, Sellers are presently operating the Timberlands so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority.

     Section 2.9  Environmental Matters.
                  ---------------------

     (a)  Except as set forth on Schedule 2.9, to the Knowledge of Sellers:
                                 ------------

          (i) No "Claim of Environmental Liability" (as defined below) relating to the conditions at or on the Timberlands is pending or threatened by any governmental agency or other third-party;

          (ii) Sellers currently hold all permits, licenses, and approvals of governmental authorities and agencies required under applicable environmental laws for the current use, occupancy or operation of the Timberlands and the Purchased Assets and Sellers and the Purchased Assets are in compliance with such permits, licenses, and approvals in all material respects;

          (iii) Sellers and the Purchased Assets are in compliance with all applicable environmental laws, in all material respects;

          (iv) Sellers have not received any written notice which remains pending under any applicable environmental law concerning the Timberlands and which notice relates to any substance that, as of the date hereof, is a Hazardous Material (as defined below); and

          (v) There is no proceeding against Sellers, or any pending investigation or inquiry with respect to Sellers, by any federal, state or local court, tribunal, administrative agency, department, commission, board or other authority or instrumentality with respect to the presence on the Timberlands of any material which is a Hazardous Material, or the migration thereof from or to other property.

     (b)  As used in this Section 2.9, the following terms shall have the
                          -----------
following meanings:

          (i) "Claim of Environmental Liability" shall mean any and all claims, liabilities, obligations, losses or damages suffered or incurred as a result of (a) any suit, action, legal or administrative proceeding, or demand asserted or threatened by any third-party, including any governmental agency or authority, arising under any federal, state or local environmental law or regulation, (b) requirements imposed by any federal, state or local environmental laws and regulations, including all costs of remediation or costs otherwise incurred in complying with applicable laws and regulations, and (c) any and all judgments, courts costs, legal fees, and other costs of discovery and defense associated with (a) or (b) above.

          (ii) "Hazardous Material" shall mean any hazardous material, hazardous wastes, or hazardous or toxic substances as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.(S)(S) 9601 et seq.), the Resource Conservation and Recovery
                              -- ---
Act, as amended, (42 U.S.C.(S)(S) 6901 et seq.), the Toxic Substances Control
                                       -- ---
Act, as amended (15 U.S.C.(S)(S) 2601 et seq.), and all applicable state and
                                      -- ---
local laws, regulations and ordinances relating to the release of hazardous materials, hazardous wastes or hazardous or toxic substances including petroleum and fractions thereof.

     Section 2.10 Operating Contracts. Complete and correct copies of all of the
                  -------------------
Operating Contracts have been delivered to or have been made available for inspection by Buyer. To the Knowledge of Sellers: (a) each Operating Contract is valid, binding and enforceable in accordance with its terms; (b) except with respect to Insignificant matters, no other party to any Operating Contract is in breach or default of the express written terms of such contract; and (c) except with respect to Insignificant matters, there does not exist under any provision of any Operating Contract any event that, with the giving of notice or the passage of time or both, would constitute such a breach or default.

     Section 2.11 Brokers, Finders, Etc. Except for the services of Warburg
                  ---------------------
Dillon Read LLC, Sellers have not employed any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions. Sellers are solely responsible for any payment, fee or commission that may be due to Warburg Dillon Read LLC, in connection with the transactions contemplated hereby.

     Section 2.12  Labor and Employment Matters.
                   ----------------------------

     (a) Buyer shall have no liability, obligation or expense with respect to any of Sellers' bonus, pension, profit sharing, 401(k), stock option, deferred compensation, hospitalization, medical, vision or dental, postretirement medical, sickness, accident, severance pay, vacation pay, disability, death benefits, insurance and other similar plans, programs, funds, contracts or arrangements providing benefits to the employees, former employees or their dependents which are "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively the "Benefit Plans") currently sponsored or maintained by Sellers, or to which Sellers currently contribute or are obligated to make contributions, which are applicable to any "Timberlands Employees" (as that term is defined in
Section 4.10).
------------

     (b) Sellers are not a party to any collective bargaining agreements with respect to the Timberlands Employees.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer hereby represents and warrants to Sellers as follows:

     Section 3.1  Organization and Authority. Buyer is a limited liability
                  --------------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as now conducted and to own its assets. Buyer has the power to enter into and perform its obligations pursuant to this Agreement. Buyer's execution, delivery and performance of this Agreement, and its acquisition of and payment for the Purchased Assets hereunder have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes Buyer's legal, valid and binding obligations, enforceable against Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights and to equitable principles.

     Section 3.2  Absence of Conflicts and Consent Requirements. Buyer's
                  ---------------------------------------------
execution and delivery of this Agreement, and the performance of its obligations hereunder, do not: (a) conflict with or violate Buyer's Certificate of Formation or operating agreement; (b) violate or, alone or with notice or passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate or declare a default under, the terms of any material written agreement to which Buyer is a party or by which Buyer or its assets are bound; or (c) violate any judgment, order, decree, or to the best knowledge of Buyer, any material law, statute, regulation or other judicial or governmental restriction to which Buyer is subject. Except as may be required under Hart-Scott-Rodino, there is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent or approval of, any governmental or regulatory authority as a condition to the lawful performance by Buyer of its obligations hereunder.

     Section 3.3  Litigation Affecting Buyer. There is no claim, action,
                  --------------------------
proceeding or investigation pending or, to the best knowledge of Buyer, threatened in writing, nor is there outstanding any writ, order, decree or injunction that (a) calls into question Buyer's authority or right to enter into this Agreement and consummate the transactions contemplated hereby, or (b) would otherwise prevent or delay the transactions contemplated by this Agreement.

     Section 3.4  Finders' Fees. Neither Buyer nor any of its affiliates, nor
                  -------------
any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finder's fees in connection with the transactions contemplated herein.

                                   ARTICLE IV

                         COVENANTS OF SELLERS AND BUYER
                         ------------------------------

     Section 4.1  Investigation of Business; Access to Properties and Records.
                  -----------------------------------------------------------

     (a) Subject to restrictions contained in confidentiality agreements to which Sellers are subject with respect to any information relating to any third party, prior to the Closing, Sellers shall give to Buyer and its legal counsel, accountants and other representatives reasonable access during normal business hours to all of the subject assets for inspection (including environmental inspection), and to the books, contracts, commitments and records of the Timberlands (excluding personnel files and employee medical records), and shall permit them to consult with management employees of the Timberlands to allow Buyer full opportunity to make such investigations as are necessary to analyze the affairs of the Timberlands.

     (b)  Any information provided to or obtained by Buyer or its representatives pursuant to this Agreement shall be held by Buyer and its representatives in accordance with, and shall be subject to the terms of, the Confidentiality Agreement dated June 24, 1999 by and between Seller and Buyer, which is attached as Exhibit 4.1(b).
                     --------------

     Section 4.2  All Reasonable Efforts. Subject to the terms and conditions
                  ----------------------
herein provided, including, but not limited to those contained in Section 4.15,
                                                                  ------------
Sellers and Buyer agree to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing, including using all reasonable efforts:

     (a) to obtain all necessary waivers, consents, releases and approvals from other parties to loan agreements, leases, guarantees and other contracts;

     (b) to obtain all consents, approvals and authorizations that are required to be obtained under any federal, state, local or foreign law or regulation, including approvals under Hart-Scott-Rodino;

     (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby;

     (d) to effect all necessary registrations and filings and submissions of information requested by governmental authorities; and

     (e)  to fulfill all conditions to this Agreement.

     Section 4.3  Further Assurances. Sellers and Buyer agree that, from time to
                  ------------------
time, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be reasonably necessary to carry out the purpose and intent of this Agreement.

     Section 4.4  Preservation of Business.
                  ------------------------

     (a) Subject to the terms and conditions of this Agreement and except as otherwise contemplated hereby, Sellers, from the date hereof through the Closing Date, shall use all reasonable efforts to preserve the Purchased Assets.

     (b) Subject to the terms and conditions of this Agreement and except as otherwise expressly permitted by Sellers, Buyer shall not interfere with Sellers' conduct of the Timberlands pending the Closing and Buyer shall not take any action which might impair Sellers' relationships with customers, suppliers and employees of the Timberlands.

     Section 4.5  Public Announcements. Neither Sellers nor Buyer shall make,
                  --------------------
nor permit any agent or affiliate to make, any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior consultation (but not consent) of the other parties hereto except as may be required by law.

     Section 4.6  No Implied Representation. It is the explicit intent of each
                  -------------------------
party hereto that neither Buyer nor Sellers are making any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement. Without limiting the generality of the foregoing, it is understood that any cost estimates, projections or other predictions contained or referred to in any of the offering materials that have been provided to Buyer are not and shall not be deemed to be representations or warranties of Sellers. Buyer acknowledges that there are uncertainties inherent in attempting to make any such estimates, projections and predictions, that Buyer is familiar with such uncertainties, and takes full responsibility for making its own evaluation of the adequacy and accuracy of any and all such estimates, projections and predictions.

     Section 4.7  Bulk Transfer Compliance. Buyer hereby waives compliance with
                  ------------------------
the provisions of any applicable Bulk Sales Act under the Uniform Commercial Code in effect in any jurisdiction (the "Bulk Sales Laws"), to the extent applicable to the transactions contemplated hereby.

     Section 4.8  Assignment of Contracts. To the extent the assignment of any
                  -----------------------
contract, lease, commitment, or other asset to be assigned to Buyer pursuant to the provisions hereof shall require the consent of any other person, this Agreement shall not constitute a contract to assign the same if an attempted assignment would constitute a breach thereof or give rise to any right of acceleration or termination. Required consents are set forth in Schedule 4.8. To
                                                                ------------
the Knowledge of Sellers, no other consents to assignment are required. Sellers shall use all reasonable efforts to procure consents to any such assignment prior to Closing. If any such consent is not obtained, Sellers shall cooperate with Buyer in any reasonable arrangement designed to provide Buyer the benefit of any such contract, agreement, commitment, or other asset, including enforcement of any and all rights of Sellers against the other party thereto arising out of breach or cancellation thereof by such party or otherwise.

     Section 4.9   Access to Books and Records after Closing. The parties agree
                   -----------------------------------------
that, for the purpose of this Section 4.9, the "Access Period" is defined as the
                              -----------
longer of (a) a period of three (3) years following the Closing Date; or (b) the period of time beginning on the Closing Date and ending on the date on which taxes may no longer be assessed against Sellers with respect to the ownership or operation of the Timberlands under the applicable statutes of limitation, including the period covered by any waivers or extensions thereof. During the Access Period, Buyer shall maintain in a reasonably accessible location all books and records of the Purchased Assets and the Timberlands relating to operations prior to the Closing Date, and shall provide to Sellers any information reasonably necessary for the filing of tax returns or the response to tax audits or other inquiries of any taxing authority. Buyer shall notify Sellers prior to disposing of any such books and records after the Access Period has expired and, upon request made by Sellers within sixty (60) days after receipt of such notice, Buyer shall deliver such books and records to Sellers at Sellers' expense.

     Section 4.10  Employees. Schedule 4.10 (a sets forth a true and correct
                   ---------  -------------
list, as of the Closing Date, of all Timberlands Employees (as defined herein), together with their respective job titles, and continuous service dates. Prior to the Closing Date, Buyer shall offer to interview all of Sellers' personnel currently employed in connection with the Timberlands (the "Timberlands Employees"). Buyer or its designee will offer to hire 80% of all Timberlands Employees who pass a drug test, at initial compensation and benefit levels consistent with other similarly situated employees of Buyer or its designee. Buyer shall not assume any of Sellers' employment related obligations with respect to any such employee.

     Section 4.11  Environmental Audit.
                   -------------------
     (a) Within sixty (60) days of the date of this Agreement, Buyer shall conduct, or cause to be conducted, at its sole cost and expense, such environmental audits/surveys of the Timberlands, if any, as it may deem reasonably necessary. To the extent any drillings, boring or other excavation work is to be conducted, the scope, methodology, timing and conduct of such activities shall be subject to the prior written approval of Sellers, which approval shall not be unreasonably withheld and will either be given or refused within five (5) days of receipt by Sellers of a request from Buyer. All such work and studies shall be nondestructive. Buyer shall leave the Timberlands in good condition and repair upon completion of any tests, studies and entry pursuant to this paragraph and upon any request by Sellers, Buyer shall restore the Timberlands to their condition immediately preceding any such tests, studies or entry. Buyer shall keep the Timberlands free from liens relating to or arising out of any tests, studies or entry by Buyer pursuant to this paragraph. Buyer covenants and agrees to indemnify and hold Sellers harmless from any loss, liability, costs, claims, damages, demands, actions, causes of action and suits caused by the exercise of the rights and privileges granted to Buyer or the breach of Buyer's covenants to restore the Timberlands contained in this paragraph. The indemnity contained in this paragraph shall expressly survive the termination for any reason of this Agreement.

     (b) In the event the Buyer's Environmental Audit reveals an adverse environmental condition (other than promiscuous dumps containing household refuse and white goods of 1 acre or less) existing upon the Timberlands, either Buyer or Sellers shall have the right to delete the affected acreage from Timberlands prior to Closing and Sellers shall retain title to the deleted acreage. The Timberlands Purchase Price will be reduced by an amount mutually agreed to by the parties.

     (c) Buyer and Sellers agree to keep all environmental audit/survey reports and other environmental information generated by or exchanged among the parties pursuant to this Agreement confidential and not to disclose or use for any purpose not expressly contemplated by this Agreement, or permit any other party to use for any purpose, any such reports or information concerning the Timberlands. Buyer shall deliver to Sellers copies of all environmental reports, surveys or audits (both drafts and final versions) which Buyer obtains with respect to the Timberlands pursuant to this Section 4.11.
                                            ------------

     Section 4.12  Intermediary. The parties agree that Sellers may, in their
                   ------------
discretion, substitute an intermediary (an "Intermediary") to act in place of Sellers, in whole or in part, as the seller of the Timberlands, and thereby elect to consummate the transaction as a like kind exchange pursuant to Section 1031 of the Code. Buyer agrees to accept the Timberlands, any escrow instructions and any other required performance of the Sellers hereunder from an Intermediary and to render performance of Buyer's obligations hereunder to an Intermediary. Sellers agree to pay any and all additional costs incurred as a result of substituting an Intermediary.

     Section 4.13  Right to Update. To the Knowledge of Sellers, all matters set
                   ---------------
forth in the Exhibits or Schedules hereto are complete and accurate. From time to time prior to the Closing, Sellers shall have the right (but not any obligation) to update or amend in any respect its disclosure of any matter set forth or permitted to be set forth in an Exhibit or Schedule hereto. If Buyer at its discretion, objects to any prepared update or amendment, Buyer may notify Sellers in writing within ten (10) business days after the date on which Sellers notify Buyer of the proposed update or amendment that is objectionable. If Buyer fails to so notify Sellers within such ten (10) business day period, the update or amendment shall be deemed to have been accepted by Buyer. If Buyer does so notify Sellers, within ten (10) business days of Sellers' receipt of such notice, the parties shall meet to attempt in good faith to negotiate an equitable resolution, by adjustment of the Purchase Price or otherwise. If the parties are unable to reach such a resolution within ten (10) business days of such meeting, Buyer may terminate this Agreement by written notice to Sellers.

     Section 4.14  Removal of Trademarks, Etc. As promptly as practical after
                   --------------------------
the Closing, and in no event later than forty-five (45) days after the Closing Date, Buyer shall delete, remove or otherwise obliterate from the Purchased Assets, all trade names, trademarks and service marks of the Sellers, including, without limitation, references to "Georgia-Pacific", "The Timber Company" and "G-P" and derivatives thereof and related logos, and shall notify Sellers that it has done so.

     Section 4.15  Antitrust Regulatory Approvals. The Buyer and the Sellers
                   ------------------------------
shall prepare and file promptly, with all reasonable diligence, all notifications, forms, reports and other documents, and shall take and complete promptly, with all reasonable diligence, all steps, measures and procedures, as may be required by any federal, state or local governmental authority, as the case may be (the "Antitrust Authority"), for the purpose of obtaining all permits, consents, order or approvals required under the applicable federal, state, or local antitrust and competition laws (the "Antitrust Laws") including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act, for the purpose of the consummation of the transaction contemplated hereby.

        Section 4.16   Pre-Closing Operation of the Assets. Between the date
                       -----------------------------------
of this Agreement and the Closing Sellers shall continue to conduct their businesses in connection with the Timberlands and Purchased Assets in the ordinary and usual course as heretofore conducted, subject to the provisions of this Agreement. Without limiting the generality of the foregoing, the Sellers shall, during such period (i) take all reasonable steps to enforce their rights under all contracts affecting the Purchased Assets, (ii) not exceed the currently permitted and planned harvest levels on the Timberlands as set forth on Schedule 4.16, (iii) not enter into any new timber cutting or timber sale
   -------------
contracts affecting the Timberlands without Buyer's prior written consent, which shall not be unreasonably withheld, (iv) not sell, transfer, or encumber or otherwise dispose of any of the Purchased Assets except in the ordinary course of business, and (v) operate in accordance with the budget disclosed to Buyer in the Offering Documents including road, bridge and other maintenance and capital expenditures.

        Section 4.17   Casualty Loss. If, prior to the Closing, the value of
        ------------   -------------
the Purchased Assets are materially impaired ($25,000,000.00 or greater) by fire, casualty, act of God or exercise of eminent domain powers, Buyer or Sellers may terminate this Agreement by giving written notice to other, in which case the Earnest Money shall be refunded to Buyer and, except as expressly provided to the contrary in this Contract, Sellers and Buyer shall have no further rights, duties, obligations or liabilities under this Agreement. In the event that a casualty loss of less than $25,000,000.00, or as to a casualty loss of over $25,000,000.00 without termination of this Agreement, Buyer and Sellers shall adjust the Purchase Price by a mutually agreed price representing the value of the casualty loss. If the parties are unable to agree on the amount of the adjustment, the adjustment shall be submitted to binding arbitration.

        Section 4.18   Seeds and Seedlings. Effective as of the Closing Date,
                       -------------------
Sellers and Buyer shall enter into a written agreement under which Sellers shall provide Buyer with seeds and seedlings sufficient to allow Buyer to operate the Timberlands for four years. In the first year after Closing, the seeds and seedlings shall be provided at no cost to Buyer. For the next three years, the seeds and seedlings will be sold to Buyer at market prices.

        Section 4.19   Buyer's Financing. By 6:00 PM EST on Wednesday,
                       -----------------
November 3, 1999, Buyer shall have paid a commitment fee and obtained a firm commitment for loan in an amount which coupled with Buyer's equity would be sufficient to fund the Purchase Price, from a financial institution reasonably acceptable to Sellers. If Buyer fails to satisfy this covenant and to provide Sellers with reasonable evidence of the commitment letter from the financing institution by the time specified herein, Sellers shall have the right to terminate this Agreement without liability for breach. If Sellers terminate this Agreement pursuant to this Section 4.19 the Earnest Money shall be returned to Buyer.

                                    ARTICLE V

                    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE
                    -----------------------------------------

        Buyer's obligation to consummate the transactions contemplated hereunder is contingent upon the satisfaction on or prior to the Closing Date of each of the following conditions, except to the extent Buyer may, in its absolute discretion, waive any one or more thereof in whole or in part:

        Section 5.1    Representations, Warranties and Covenants of Sellers.
                       ----------------------------------------------------
The representations and warranties of Sellers in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Sellers to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

        Section 5.2    Filings; Consents; Waiting Periods. All registrations,
                       ----------------------------------
filings, applications, notices, covenants, approvals, waivers, authorizations, qualifications and orders required by this Agreement to be filed, made or obtained by Sellers shall have been filed, made or obtained and copies thereof shall have been delivered to Buyer. The applicable waiting period, including any extensions thereof, under the Hart-Scott- Rodino Act, shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have taken any action to enjoin or delay (for a period of longer than 120 days) the consummation of the transactions contemplated under this Agreement.

        Section 5.3    No Injunction. At the Closing Date, there shall be no
                       -------------
injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereunder or imposes conditions on such consummation not otherwise provided for herein.

        Section 5.4    Environmental Matters. Buyer shall not have identified
                       ---------------------
any matter or matters relating to the handling, storage, transportation, treatment, disposal, release or potential release into the soil or groundwater on the Timberlands of any Hazardous Material which, in the aggregate is unacceptable to Buyer, and would have a Material Adverse Effect.

        Section 5.5    Closing Documents. Sellers shall have delivered the
                       -----------------
items set forth in Section 1.11 (a).
                   ----------------

        Section 5.6    Absence of Litigation. With the exception of any
                       ---------------------
continuing inquiry or investigation into compliance with Hart-Scott-Rodino: (a) no claim, action, suit, arbitration, investigation, inquiry or other proceeding by any United States federal or state governmental, regulatory or administrative agency or authority or any other person shall be pending on the Closing Date; or
(b) prior to the Closing Date, no party to this Agreement shall have been advised by any United States federal or state governmental, regulatory or administrative agency or authority (which advisory has not been officially withdrawn by such agency or authority on or prior to the Closing Date) that such agency or authority is investigating the transactions contemplated by this Agreement to determine whether to file or commence any litigation, which, in the case of either (a) or (b) above, seeks or would seek to enjoin, restrain or prohibit the consummation of the transactions contemplated by this Agreement or to impose limitations on the ability of Buyer to continue operation of the Timbedands as presently conducted with the Purchased Assets or to require the divestiture by Buyer of the Purchased Assets.

        Section 5.7    Title Insurance. The Title Company shall be prepared to
                       ---------------
issue Buyer its 1970 B form ALTA owner's policy of title insurance in the amount of the Purchase Price insuring title to the Timberlands in Buyer subject only to the Permitted Encumbrances.

        Section 5.8    Buyer's Financing. On the Closing Date, the lender
                       -----------------
shall have funded the Financing Loans described in Section 4.19.
                                                   ------------

        Section 5.9    Letter of Credit. On or before the Closing Date, the LC
                       ----------------
Bank shall have approved and the final terms and conditions of the Security Documents.

                                   ARTICLE VI

                   CONDITIONS TO SELLERS' OBLIGATIONS TO CLOSE
                   -------------------------------------------

        Sellers' obligations to consummate the transactions contemplated hereunder are contingent upon the satisfaction on or prior to the Closing Date of each of the following conditions, except to the extent Sellers may, in their absolute discretion, waive any one or more thereof in whole or in part:

        Section 6.1    Representations, Warranties and Covenants of Buyer. The
                       --------------------------------------------------
representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date except for representations and warranties that speak as of a specific date or time other than the Closing Date (which need only be true and correct in all material respects as of such date or time), and the covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

        Section 6.2    Filings; Consents; Waiting Periods. All registrations,
                       ----------------------------------
filings, applications, notices, covenants, approvals, waivers, authorizations, qualifications and orders required by this Agreement to be filed, made or obtained by Buyer shall have been filed, made or obtained, and copies thereof shall have been delivered to Sellers. The applicable waiting period, including any extensions thereof, under the Hart-Scott-Rodino Act, shall have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission shall have taken any action to enjoin or delay (for a period of longer than 120 days) the consummation of the transactions contemplated under this Agreement.

        Section 6.3    No Injunction. At the Closing Date, there shall be no
                       -------------
injunction, restraining order or decree of any nature of any court or governmental agency or body of competent jurisdiction that is in effect that restrains or prohibits the consummation of the transactions contemplated hereunder or imposes conditions on such consummation not otherwise provided for herein.

        Section 6.4    Closing Items. Buyer shall have delivered the items
                       -------------
listed in Section 1.11(b), including, without limitation, instruments executed
          --------------
by Buyer, in form and substance reasonably satisfactory to Sellers, pursuant to which Buyer assumes the Assumed Liabilities.

        Section 6.5    Board Approval. The approval of the execution and
                       --------------
delivery of this Agreement and authorization of Sellers' performance of their obligations hereunder by each of Sellers' respective boards of directors.

        Section 6.6    Letter of Credit. On or before the Closing Date, the LC
                       ----------------
Bank shall have approved the final terms and conditions of the Security
Documents.

                                   ARTICLE VII
                            SURVIVAL; INDEMNIFICATION
                            -------------------------

        Section 7.1    Survival. Subject to the specific limitations and other
                       --------
express provisions of this Agreement, the representations, warranties, covenants and agreements of the parties contained herein shall survive the Closing and shall remain in full force and effect for a period of two (2) years after the Closing Date except for those representations and warranties related to taxes which shall survive until expiration of applicable statutes of limitations; provided, however, that the representations and warranties in Section 3.5 shall
                                                              -----------
not survive the Closing; and provided, further, that if a party shall have made a claim for indemnification pursuant to Section 7.2 within the aforesaid
                                        -----------
survival period, the representations, warranties, covenants and agreements to which such claim relates shall survive only for purposes of that claim and no others until such claim is disposed of as provided in this Article VII.
                                                           ------------

        Section 7.2    Indemnification.
                       ---------------

        (a)    Indemnification by Sellers. Sellers hereby agree to indemnify,
               --------------------------
defend and hold harmless Buyer, its parents, subsidiaries, affiliates, predecessors, successors, and assigns (and their respective officers, directors, employees and agents) from any and all liabilities, losses, claims, judgments, damages, expenses and costs (including, without limitation, reasonable counsel fees and costs and expenses incurred in connection therewith) (collectively, the "Indemnifiable Damages") which it may suffer or incur by reason of: (i) the breach or inaccuracy of any of the representations and warranties of Sellers contained in this Agreement; (ii) the breach by Sellers of any of the covenants or agreements made by either of them in this Agreement; (iii) any misrepresentation contained in any certificate furnished by Sellers pursuant to this Agreement; (iv) any loss arising or resulting from the Excluded Assets; (v) any liabilities of Sellers not expressly assumed by Buyer hereunder; (vi) failure to comply with the Bulk Sales laws; (vii) failure by Sellers to pay Warburg Dillon Read LLC, Sellers' employees, Sellers' trade payables, or taxes Sellers are required to pay pursuant to this Agreement; or
(viii) the litigation disclosed on Schedule 2.6.
                                   -------------

        (b)    Indemnification by Buyer. Buyer hereby agrees to indemnify,
               ------------------------
defend and hold harmless Sellers, their parents, subsidiaries, affiliates, predecessors, successors, and assigns (and their respective officers, directors, employees and agents) from any and all Indemnifiable Damages which either of them may suffer or incur by reason of: (i) the breach or inaccuracy of any of the representations or warranties of Buyer contained in this Agreement; (ii) the breach by Buyer of any of the covenants or agreements made by it in this Agreement; (iii) any misrepresentation contained in any certificate furnished by Buyer pursuant to this Agreement; (iv) any Assumed Liabilities; (v) Buyer's operation of the Timberlands after the Closing Date; or (vi) suits or claims asserted by Timberlands Employees (as that term is defined in Section 4.10)
                                                              ------------
arising out of Buyer's hiring decisions in violation of applicable law.

        (c)    Third-Party Claims. If any claim or demand is asserted against
               ------------------
the indemnified party by a third party with respect to any matter under the indemnities set forth in Sections 7.2(a) or (b) (a "Third Party Claim"), the
                         ------------
indemnified party shall promptly give written notice and details thereof, including copies of all pleadings and the pertinent documents, to the indemnifying party. Within twenty (20) days of receipt of such notice, the indemnifying party shall (i) pay the Third Party Claim either in full or upon compromise agreed to by the indemnifying party, or (ii) notify the indemnified party that the indemnifying party disputes the Third Party Claim and intends to defend against it, and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the indemnifying party, and the cost of such defense shall be borne by it, except that the indemnified party shall have the right to participate in such defense at its own expense. The indemnified party agrees that it will cooperate in all reasonable respects in the defense of any such claim or demand, including making personnel, books, and records relevant to the claim available to the indemnifying party, without charge, except for reimbursement of reasonable out-of-pocket expenses.

        If the indemnifying party fails to take action within twenty (20) days as set forth above, then the indemnified party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the expense of defense or settlement as an indemnity claim. The indemnified party shall also have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the indemnifying party and any expenses incurred by so acting shall be paid by the indemnifying party.

        (d)    Payment. With respect to all claims other than Third Party
               -------
Claims, the indemnifying party shall promptly pay or reimburse the indemnified party in respect of any claim or liability for Indemnifiable Damages to which the foregoing indemnities relate after receipt of written notice from the indemnified party outlining with reasonable particularity the nature and amount of the claim(s). All claims for indemnity hereunder must be submitted by the indemnified party to the indemnifying party within the applicable time periods set forth above. In the event the indemnifying party fails or refuses to make payment for such claims within a period of twenty (20) days from the date of notice to the indemnifying party, the indemnified party shall be entitled to exercise all legal means of relief available.

        (e)    Access and Information. With respect to any claim for
               ----------------------
indemnification hereunder, the indemnified party will give to the indemnifying party and its counsel, accountants and other representatives full and free access, during normal business hours and upon the giving of reasonable prior notice, to their books and records relating to such claims, and to their employees, accountants, counsel and other representatives, all without charge to the indemnifying party, except for reimbursement of reasonable out-of-pocket expenses. In this regard, the indemnified party agrees to maintain any of its books and records which may relate to a claim for indemnification hereunder for such period of time as may be necessary to enable the indemnifying party to resolve such claim.

      (f)   Monetary Limitations on Indemnification.
            ---------------------------------------

            (i)   With respect to Indemnifiable Damages specified in subsections
7.2(a)(iv), (vii) and (viii), there shall be no monetary limitation on Sellers'
----------  -----     ------
obligation to indemnify Buyer hereunder.

            (ii) For all other Indemnifiable Damages, Sellers shall not be obligated hereunder to indemnify Buyer with respect to any liabilities, losses, claims, judgments, damages, expenses and costs as to which Buyer is otherwise entitled to indemnification under this Agreement unless and until the aggregate amount of indemnification so asserted exceeds Two Hundred Fifty Thousand Dollars ($250,000), and thereafter Buyer shall be entitled to indemnity from Sellers herdunder only with respect to any amounts in excess of Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding anything in this Agreement to the contrary, Sellers' maximum aggregate obligation to Buyer pursuant to this
Section 7.2 shall not exceed Seventy-Five Million Dollars ($75,000,000).
-----------

            (iii) Buyer shall not be obligated hereunder to indemnify Sellers with respect to any liabilities, losses, claims, judgments, damages, expenses and costs as to which Sellers is otherwise entitled to indemnification under this Agreement unless and until the aggregate amount of indemnification so asserted exceeds Two Hundred Fifty Thousand Dollars ($250,000), and thereafter Sellers shall be entitled to indemnity from Buyer hereunder only with respect to any amounts in excess of Two Hundred Fifty Thousand Dollars ($250,000). Notwithstanding anything in this Agreement to the contrary, Buyer's maximum aggregate obligation to Sellers pursuant to this Section 7.2 shall not exceed
                                                 -----------
Seventy-Five Million Dollars ($75,000,000).

            (iv)  The liability of any indemnifying party under this Section 7.2
                                                                     -----------
shall be offset dollar for dollar by: (a) any insurance proceeds received or recoverable by the indemnified party after the Closing in respect of the item of Indemnifiable Damages involved, (b) any other recovery made or recoverable by the indemnified party from any third party on account of the item of Indemnifiable Damages involved; (c) any actual tax benefit realizable by the indemnified party or any affiliate thereof on account of the item of Indemnifiable Damages involved; and (d) any adjustment to the Purchase Price on account of the item of Indemnifiable Damages involved.

      (g)   Other Limitations on Indemnification.
            ------------------------------------

            (i)   No indemnifying party under this Section 7.2 shall have any
                                                   -----------
obligation to an indemnified party with respect to any matter unless the indemnified party shall have taken all reasonable steps to mitigate the liabilities, losses, claims, judgments, damages, expenses and costs involved upon and after becoming aware of such matter. In no event shall an indemnifying party be liable for consequential or punitive damages.

            (ii) Anything in this Agreement to the contrary notwithstanding, no claim may be asserted nor any action commenced against any party for breach of any representation, warranty, covenant or agreement contained herein, unless written notice of such claim or action is received by such party describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action within thirty (30) days after the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in this Agreement irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

      Section 7.3   Exclusive Remedy.
                    ----------------

      (a) Each of Buyer and Sellers hereby acknowledges and agrees that its sole and exclusive remedy with respect to Indemnifiable Damages identified in subsections 7.2(a) and (b) shall be pursuant to the indemnification provisions
------------------     ---
set forth in this Article VII. In furtherance of the foregoing, each of the
                  -----------
parties hereto hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against any other party hereto arising under or based upon any federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise) with respect to Indemnifiable Damages identified in subsections 7.2(a) and (b).
   ------------------     ---

      (b) Notwithstanding the foregoing subsection (a), nothing contained in
                                        --------------
this Section 7.3 shall prevent any party hereto (i) from seeking and obtaining
     -----------
specific performance by the other party hereto of any of its obligations under this Agreement as provided in Section 9.12; (ii) from seeking and obtaining
                              ------------
injunctive relief against the other party's activities in breach of this Agreement; or (iii) from enforcing any warranties of title contained in the Grant Deeds, described in Section 1.11(a)(vi).
                          -------------------

      (c) Anything in this Agreement to the contrary notwithstanding, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of Buyer after the Closing to rescind this Agreement or any of the transactions contemplated hereby.

                                  ARTICLE VIII

                                   TERMINATION
                                   -----------

      Section 8.1 Termination.  This Agreement may be terminated prior to
                  -----------
Closing by:

      (a) the mutual consent of Sellers and Buyer;

      (b) Sellers if the Closing has not occurred by the close of business on December 31, 1999, so long as the failure to consummate the transaction on or before such date did not result solely from the failure by Sellers or its affiliates seeking termination of this Agreement to fulfill any undertaking or commitment on their part provided for herein prior to Closing;

      (c) Buyers if the Closing has not occurred by the close of business on December 31, 1999, so long as the failure to consummate the transaction on or before such date did not result solely from the failure by Buyer or its affiliates seeking termination of this Agreement to fulfill any undertaking or commitment on its part provided for herein prior to Closing;

      (d)   Sellers pursuant to Section 4.17:
                                ------------

      (e)   Buyer pursuant to Section 2.5(b)(iii), Section 4.13, and Section
                              -------------------  ------------      -------
4.17;
----

      (f)   By Sellers or Buyer pursuant to Section 1.5; or
                                            -----------

      Section 8.2  Procedure and Effect of Termination. In the event of
                   -----------------------------------
termination of this Agreement pursuant to Section 8.1, written notice thereof
                                          -----------
shall forthwith be given by the terminating party to the other parties hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the party hereto, except that the provisions of Sections 1.6(a), 4.5,
                                                          ---------------  ---
4.11(a) and (c), 8.2, 9.3 and 9.5 and the Confidentiality Agreement referred to
-------     ---  ---  ---     ---
in Section 4.1(b) shall survive the termination of this Agreement; provided,
   -------------
however, that such termination shall not relieve any party hereto of any liability for any prior breach of this Agreement.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

      Section 9.1  Counterparts. This Agreement may be executed in two or more
                   ------------
counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      Section 9.2  Governing Law/Dispute Resolution.
                   --------------------------------

      (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon without reference to the choice of law principles thereof. Deeds for the Timberlands will be issued in accordance with and governed by the laws of the State of California.

      (b) The parties will attempt in good faith to resolve any controversy or claim arising out of or relating to this Agreement promptly by negotiations between representatives and senior executives of the parties who have authority to settle the controversy. If a controversy or claim should arise, Gary A. Myers of Sellers and Jerry

Brodie of Buyer, or their respective successors in the positions they now hold (the "Managers"), will meet at least once and will attempt to resolve the matter. Either Manager may request the other to meet within fourteen (14) days, at a mutually agreed time and place. If the matter has not been resolved within twenty (20) days of their first meeting, the Managers shall refer the matter to senior executives, who do not have direct responsibility for administration of this Agreement (the "Senior Executives"). Thereupon, the Managers shall promptly prepare and exchange memoranda stating: (i) the issues in dispute and their respective positions, summarizing the evidence and arguments supporting their positions, and the negotiations which have taken place, and attaching relevant documents; and (ii) the name and title of the Senior Executive who will represent that party. The Senior Executives shall meet for negotiations at a mutually agreed time and place within fourteen (14) days of the end of the twenty-day (20) period referred to above, and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within thirty (30) days of the meeting of the Senior Executives, or if either party will not meet within thirty (30) days of the end of the twentyday (20) period referred to above, the parties will attempt in good faith to resolve the controversy or claim by mediation in accordance with the American Arbitration Association model procedures for mediation of business/commercial disputes. If the matter has not been resolved pursuant to the aforesaid mediation procedure within thirty (30) days of the commencement of such procedure, or if either party will not participate in a mediation, the controversy shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1016, and judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The place of arbitration shall be Atlanta, Georgia. The arbitrator(s) are not empowered to award damages in excess of actual damages, including punitive damages. All deadlines specified in this Section 9.2(b) may be extended by mutual agreement.
                            --------------
Except as specifically provided to the contrary herein, the procedures specified in this Section 9.2(b) shall be the sole and exclusive procedures for the
        --------------
resolution of disputes between the parties arising out of or relating to this Agreement; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the parties will continue to participate in good faith in the procedures specified in this
Section 9.2(b). All applicable statutes of limitation shall be tolled while the
--------------
procedures specified in this Section 9.2(b) are pending, and the parties will
                             --------------
take such action, if any, required to effectuate such tolling.

      Section 9.3 No Third Party Beneficiaries. Nothing in this Agreement or any
                  ----------------------------
ancillary documents, whether expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

      Section 9.4 Entire Agreement. Except for the Confidentiality Agreement
                  ----------------
referred to in Section 4.1(b), this Agreement (including any agreements
               --------------
incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations and warranties regarding the subject matter hereof between the parties other than those set forth or referred to herein.

      Section 9.5 Expenses. The filing fees connected with filing the
                  --------
notification required under the Hart-Scott-Rodino Act will be shared equally by Buyer and Sellers. Except as expressly provided herein to the contrary, whether or not the transactions contemplated by this Agreement are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      Section 9.6  Notices.  All notices hereunder shall be sufficiently given
                   -------
for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service, or to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to Sellers shall be addressed to:

                                 Georgia-Pacific Corporation
                                 133 Peachtree Street, NE
                                 Atlanta, Georgia 30303
                                 Attention:  General Counsel
                                 Telecopier:  (404) 230-1674

or at such other address and to the attention of such other person as Sellers may designate by notice to Buyer in accordance with this Section 9.6. Notices to
                                                         -----------
Buyer shall be addressed to:

                                 The Campbell Group, Inc.
                                 Suite 1720
                                 One SW Columbia
                                 Portland, Oregon 97258
                                 Attn:  Stanley G. Renecker
                                 Fax:  (503) 275-9675


With a copy to:                  Tonkon Torp, ILLP
                                 888 SW Fifth Avenue
                                 Suite 1600
                                 Portland, Oregon 97204
                                 Attn:  Max M. Miller, Jr.
                                 Fax:  (503) 972-3730

or to such other address and to the attention of such other person as Buyer may designate by written notice to Sellers in accordance with this Section 9.6.
                                                               -----------

      Section 9.7 Successors and Assigns. This Agreement shall be binding upon
                  ----------------------
and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that Buyer will not assign its rights or delegate its obligations under this Agreement without the express prior written consent of Sellers. Buyer shall, however, have the right to assign all of its rights and obligations under this (but not less than not less than all of it rights and obligations) Agreement, to an entity which is wholly owned by Buyer and in such event Buyer shall have no obligations whatsoever arising under the Promissory Note and the Security Documents executed by the assignee at Closing.

      Section 9.8  Headings; Definitions. The section and article headings
                   ---------------------
contained in this Agreement are inserted for convenience and reference only and will not affect the meaning or interpretation of this Agreement. All references to "Sections", "Articles", "Schedules" or "Exhibits" contained herein mean Sections or Articles of this Agreement and Schedules or Exhibits attached to this Agreement, which are hereby incorporated by reference, unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

      Section 9.9  Knowledge; Material Adverse Effect; Insignificant. For the
                   -------------------------------------------------
purpose of this Agreement, the term "to the Knowledge of Sellers" shall be defined as the actual knowledge of the current officers and managerial employees of Sellers including without limitation Thomas G. Ray, Ronald P. Monk, Douglas
C. Mallory and Jonathan M. Ambrose without inquiry or investigation of any available sources of information. For the purpose of this Agreement, the term "Material Adverse Effect" shall be defined as 1% of the Purchase Price in the aggregate. For the purpose of this Agreement, the term "Insignificant" shall be defined as having an economic consequence of less than $20,000.

      Section 9.10 Schedules and Exhibits. The inclusion of any matter in a
                   ----------------------
Schedule or Exhibit hereto shall be deemed to relate to all parts of this Agreement, despite any references therein to particular sections of this Agreement.

      Section 9.11 Amendments and Waivers. This Agreement may not be modified or
                   ----------------------
amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in waiting, waive compliance by the other parties hereto with any term or provision of this Agreement. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

      Section 9.12 Specific Performance. The parties acknowledge that money
                   --------------------
damages would not be a sufficient remedy for any breach of this Agreement and that irreparable harm would result if this Agreement were not specifically enforced.

Therefore, the rights and obligations of the parties under this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. A party's right to specific performance shall be in addition to all other legal or equitable remedies available to such party.

      Section 9.13 Severability of Provisions. If any provision of this
                   --------------------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by or on behalf of the parties as of the date first above written.

"Sellers"                            "Buyer"
 -------                              -----

NORTH AMERICAN TIMBER CORP.          HAWTHORNE TIMBER COMPANY, LLC

By:    /s/ Donald L. Glass           By: The Campbell Group, Inc., its Manager
       -------------------------
       Donald L. Glass
Title: President
       -------------------------

                                     By: /s/ Stanley A. Renecker
                                         -----------------------------------
GEORGIA-PACIFIC CORPORATION              Stanley A. Renecker
                                         Title: Managing Director - Acquisitions

By:    /s/ Donald L. Glass
       ------------------------------------
       Donald L. Glass
Title: Executive Vice President - Timber
       ------------------------------------